UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.                )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO – PARTNERS INTERNATIONAL CORE EQUITY FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 30, 2020

As a shareholder of the Variable Portfolio – Partners International Core Equity Fund (formerly, CTIVP® – AQR International Core Equity Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser, a new sub-subadviser, and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser, a new sub-subadvisor, and related changes, including the renaming of the Fund. At a meeting of the Fund’s Board of Trustees (the “Board”) on March 16-17, 2020, the Board approved, among other things: (i) the change of the Fund’s name to Variable Portfolio – Partners International Core Equity Fund; (ii) a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Schroder Investment Management North America Inc. (“SIMNA Inc.”) with respect to the Fund; (iii) a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between SIMNA Inc. and its affiliate, Schroder Investment Management North America Limited (“SIMNA Ltd.”; and with SIMNA Inc. “Schroders”) with respect to the Fund; (iv) certain modifications to the Fund’s principal investment strategies and principal risks to reflect Schroders’ investment process for the portion of the Fund it will manage, and (v) the code of ethics and compliance program of Schroders. The Sub-Subadvisory Agreement allows SIMNA Ltd. to manage, subject to the oversight and supervision of SIMNA Inc., a portion of the Fund’s assets. The Subadvisory Agreement and the Sub-Subadvisory Agreement went into effect on May 12, 2020. Prior to May 12, 2020, the Fund was solely subadvised by AQR Capital Management, LLC.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least October 28, 2020. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF of the Information Statement be sent to you via email, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by July 30, 2021. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-144 A (7/20)

VARIABLE PORTFOLIO – PARTNERS INTERNATIONAL CORE EQUITY FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about July 30, 2020. This Information Statement is being made available to shareholders of Variable Portfolio – Partners International Core Equity Fund (formerly, CTIVP® – AQR International Core Equity Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 17, 2020.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC. AND THE NEW SUBADVISORY AND SUB-SUBADVISORY AGREEMENTS

Prior to May 12, 2020, AQR Capital Management, LLC (“AQR”) served as the sole subadviser to the Fund. At a meeting of the Board on March 16-17, 2020 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) a change to the Fund’s name from CTIVP® – AQR International Core Equity Fund to Variable Portfolio – Partners International Core Equity Fund; (ii) a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Schroder Investment Management North America

Inc. (“SIMNA Inc.”); (iii) a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between SIMNA Inc. and its affiliate, Schroder Investment Management North America Limited (“SIMNA Ltd.”; and together with SIMNA Inc., “Schroders”) with respect to the Fund; (iv) certain modifications to the Fund’s principal investment strategies and principal risks to reflect Schroders’ investment process for the portion of the Fund it will manage; and (v) the code of ethics and compliance program of Schroders. The Sub-Subadvisory Agreement allows SIMNA Ltd. to manage, subject to the oversight and supervision of SIMNA Inc., the Fund’s assets. Schroders began managing a portion of the Fund on May 12, 2020, pursuant to the Subadvisory Agreement and the Sub-Subadvisory Agreement, each dated March 17, 2020. AQR continues to serve as a subadviser to the Fund, and there were no changes to the subadvisory agreement between the Investment Manager and AQR.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Schroders

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio – Partners International Core Equity Fund
Net Assets	Annual rate at each asset level
First $500 million	0.87%
Next $500 million	0.82%
Next $500 million	0.77%
Next $1.5 billion	0.72%
Next $3 billion	0.70%
Next $6 billion	0.68%
Over $12 billion	0.67%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The Investment Manager will not pay any fees directly to SIMNA Ltd. SIMNA Inc. is responsible under the Sub-Subadvisory Agreement for all sub-subadvisory fees payable to SIMNA Ltd. With respect to that portion of the Fund for which SIMNA Ltd. acts as sub-subadviser, SIMNA Inc. will pay SIMNA Ltd. from the subadvisory fee SIMNA Inc. receives from the Investment Manager.

Fees Paid to Investment Manager for the Fiscal Year Ended 12/31/19 [1] in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year ended 12/31/19	Subadvisory Fee Paid by the Investment Manager to AQR for the Fiscal Year Ended in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year ended 12/31/19	Estimated Aggregate
Subadvisory Fee that Would
Have Been Paid to AQR and
Schroders if Their
Subadvisory Agreements Had
Been in Effect for the Fiscal
Year Ended 12/31/19 (the
Estimated Aggregate
Subadvisory Fee) in Dollars
and as a % of Average Daily
Net Assets of the Fund During
the Fiscal Year ended
12/31/19 [2]	Estimated Difference in the
Subadvisory Fee During the
Fiscal Year Ended 12/31/19
and the Estimated Aggregate
Subadvisory Fee Ended
12/31/19 in Dollars and As a
Percentage of Subadvisory
Fees Paid During Fiscal Year
Ended 12/31/19
$23,133,876	0.77%	$6,587,517.76	0.22%	$8,240,876.18	0.27%	$1,653,358.42	0.05%

[1]	The Investment Manager pays the subadvisers out of the fees it receives.
[2]	Assumes that 44% of the Fund’s assets, which is the long-term allocation target of the Fund’s assets to Schroders, had been allocated to Schroders from January 1, 2019 through December 31, 2019.

INFORMATION ABOUT SCHRODERS

SIMNA Inc. and SIMNA Ltd. are under the ownership of Schroders plc., which has been in business for over 200 years and is one of the largest asset managers listed on the London Stock Exchange. Schroders plc. began in 1804 and created a dedicated investment division in 1926. SIMNA Inc. registered as an investment adviser with the SEC in 1980. SIMNA Inc. provides investment management services predominantly to institutions, endowments, foundations, pension funds, government retirement plans and insurance companies, as well as subadvisory services, and its principal offices are located at 7 Bryant Park, New York, NY 10018. SIMNA Inc. is also responsible for the supervision of its affiliate SIMNA Ltd., which assists in providing day-to-day portfolio management to the Fund pursuant to the Sub-Subadvisory Agreement.

SIMNA Ltd. registered with the SEC as an investment adviser in 1990. SIMNA Ltd. manages assets for domestic and foreign clients through delegation from its affiliate adviser, SIMNA Inc. SIMNA Ltd. has over 30 years of subadvisory experience, and its principal offices are located at 1 London Wall Place, London, UK EC2Y 5AU.

Schroders plc and its affiliates have more than $583.4 billion in assets under management as of March 31, 2020 and more than 38 years of subadvisory experience with U.S. registered funds.

The following table provides information on the principal executive officers and directors of SIMNA Inc.

Name	Title/Responsibilities	Address
Mark A. Hemenetz	Director and Chief Operating Officer	7 Bryant Park, New York, NY 10018
Carin F. Muhlbaum	General Counsel, Americas	7 Bryant Park, New York, NY 10018
Joseph J. Bertini	Chief Compliance Officer	7 Bryant Park, New York, NY 10018
Richard J. Lowe	Director	7 Bryant Park, New York, NY 10018
Mark J. Brookman	Chief Executive Officer, Chairman, and Director	7 Bryant Park, New York, NY 10018

The following table provides information on the principal executive officers and directors of SIMNA Ltd.

Name	Title/Responsibilities	Address
Paul J. Chislett	Director	1 London Wall Place, London, UK EC2Y 5AU
Christopher N. Taylor	Director	1 London Wall Place, London, UK EC2Y 5AU
Ruchira Roy	Chief Compliance Officer	1 London Wall Place, London, UK EC2Y 5AU
Andrew L. Moscow	Director	1 London Wall Place, London, UK EC2Y 5AU
Lance R. Deluca	Director	1 London Wall Place, London, UK EC2Y 5AU

Other Funds with Similar Investment Objectives Managed by Schroders

Schroders does not advise or subadvise any funds using the same strategy and benchmark as the Fund.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AND SUB-SUBADVISORY AGREEMENTS

At the March Meeting, the Fund’s Board of Trustees (the Board), including a majority of the Board members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940 (the Independent Trustees), unanimously approved the recommendations of the Investment Manager to approve (i) a change to the Fund’s name from CTIVP® – AQR International Core Equity Fund to Variable Portfolio – Partners International Core Equity Fund; (ii) the Subadvisory Agreement; (iii) the Sub-Subadvisory Agreement; (iv) certain modifications to the Fund’s principal investment strategies and principal risks to reflect Schroders’ investment process for the portion of the Fund it would manage; and (v) the code of ethics and compliance program of Schroders.

At the March Meeting, independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board in connection with its evaluation of Schroders’ proposed services.

The Board held discussions with the Investment Manager and Schroders and reviewed and considered various written materials and oral presentations in connection with the evaluation of Schroders’ proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and Schroders’ investment strategy/style and performance and the Compliance Committee, with respect to the code of ethics and compliance program of Schroders. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with SIMNA Inc.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Schroders as subadviser for the Fund, as well as the history, expertise, resources and capabilities, and the qualifications of the personnel of Schroders.

The Board observed that Schroders’ compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Schroders and its ability to carry out its responsibilities under the proposed subadvisory agreement. The Board also recalled the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of Schroders. The Board also noted the presentation by Schroders to the Board.

The Board also discussed the acceptability of the terms of the proposed subadvisory agreements. Independent legal counsel noted that the proposed subadvisory agreements were generally similar in scope and terms to subadvisory agreements applicable to other subadvised Funds.

The Board recalled the Investment Manager’s representation that Schroders has experience advising and subadvising registered mutual funds.

Investment Performance of Schroders

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under advisory and subadvisory agreements. The Board considered Schroders’ relatively strong investment performance, noting the proposed strategy’s performance results versus the Fund’s benchmark over the one-, three-, five- and ten-year periods and versus peers over the one-, three-, five- and ten-year periods.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Schroders was in a position to provide a high quality and level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed subadvisory services agreements, noting that the proposed subadvisory fees payable to Schroders would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for Schroders are within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with a similar strategy. The Board also considered the expected slight decrease in total profitability of the Investment Manager and its affiliates in connection with the hiring of Schroders and concluded that overall the Investment Manager’s profitability levels remained within the reasonable ranges of profitability levels previously reported.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Trustees considered, in this regard, the expected slight decrease in profitability to the Investment Manager from its management agreement with the Fund as a result of the proposed retention of Schroders. The Board also observed that fees to be paid under the proposed subadvisory agreements would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund, and sub-subadvisory fees payable to SIMNA Ltd. are paid by SIMNA Inc.). The Board observed that the Fund’s investment management service agreement with the Investment Manager continues to provide for sharing of economies of scale as investment management fees decline as assets increase at pre-established breakpoints. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund, which services are, in fact, proposed to increase somewhat due to the conversion to a multi-manager Fund that requires greater oversight by the Investment Manager. The Board concluded that the Fund’s investment management service agreement continues to provide adequately for sharing of economies of scale.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid under the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided.

On March 17, 2020, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

FUND ASSETS

For a mutual fund managed in part by subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time.

Prior to May 12, 2020, the Fund was solely managed by AQR.

As of June 1, 2020, the long-term allocation target of the Fund’s assets was as follows:

AQR	Schroders
56%	44%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of April 30, 2020, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 93.58% of the outstanding shares of the Fund.

As of April 30, 2020, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6546-145 A (7/20)